UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2017

Education Realty Trust, Inc.
Education Realty Operating Partnership, LP
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32417	20-1352180
Delaware	333-199988-01	20-1352332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 South Shady Grove Road, Suite 600
Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

(901) 259-2500
(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2017, Education Realty Trust, Inc. (the “Company”) and Education Realty Operating Partnership, LP (the “Operating Partnership”) entered into a Note and Guarantee Agreement (the “Note Agreement”) with the various purchasers named therein (the “Purchasers”) in connection with a private placement of senior unsecured notes. Under the Note Agreement, the Operating Partnership sold to the Purchasers $150 million of senior unsecured notes comprised of (i) 4.22% Series A Guaranteed Senior Notes due August 31, 2029 in an aggregate principal amount of $75 million (the “Series A Notes”) and (ii) 4.30% Series B Guaranteed Senior Notes due August 31, 2032 in an aggregate principal amount of $75 million (the “Series B Notes,” and, together with the Series A Notes, the “Notes”).

Accrued interest on the Notes at the fixed rate of 4.22% on the Series A Notes and 4.30% on the Series B Notes will be payable semiannually in arrears on the last day of February and August in each year, commencing with February 28, 2018, until their respective maturities. The Operating Partnership may prepay at any time all or part of the outstanding principal amount of Notes (in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment) at 100% of the principal amount to be prepaid plus accrued but unpaid interest and a make-whole amount that is calculated by discounting the value of the remaining scheduled interest payments that would otherwise be payable through the scheduled maturity date of the applicable Notes on the principal amount being prepaid.

The Notes will be senior unsecured obligations of the Operating Partnership and will rank equal in right to payment with all other senior unsecured indebtedness of the Operating Partnership. The Operating Partnership intends to use the proceeds from the sale of the Notes to repay certain existing indebtedness and for general corporate purposes. The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company.

The Note Agreement contains customary financial covenants, including a total leverage ratio, a total secured debt ratio, a fixed charge coverage ratio, a minimum tangible net worth requirement, a total unsecured debt to unencumbered asset value ratio and an unsecured interest coverage ratio. The Note Agreement also contains restrictive covenants that, among other things, restrict the ability of the Operating Partnership, the Company and their subsidiaries to enter into transactions with affiliates, merge or consolidate, or make certain restricted payments. Such financial and restrictive covenants are substantially similar to the corresponding covenants contained in the Fifth Amended and Restated Credit Agreement dated as of November 19, 2014 among the Operating Partnership, the lenders party thereto and KeyBank, National Association, as administrative agent.

The Note Agreement contains customary events of default, including payment defaults, cross defaults with certain other indebtedness, breaches of covenants and bankruptcy events. In the case of an event of default, the Purchasers may, among other remedies, accelerate the payment of all obligations.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States or any other jurisdiction absent registration or an applicable exemption from the registration requirements of the Securities Act and the applicable securities laws of any state or other jurisdiction. The Operating Partnership offered and sold the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The above summary of the Note Agreement and the Notes is qualified in its entirety by reference to the full text of the Note Agreement. A copy of the Note Agreement, including the forms of the Notes, is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations and warranties contained in the Note Agreement were made as of a specified date, were used for the purpose of allocating risk between the parties and may be subject to a contractual standard of materiality different from what might be viewed as material to investors. Accordingly, the representations and warranties in the Note Agreement are not necessarily characterizations of the actual state of facts about the Company, the Operating Partnership and their subsidiaries at the time they were made or otherwise and should be read only in conjunction with the other information that the Company and the Operating Partnership make publicly available in reports, statements and other documents filed with the Securities and Exchange Commission. Investors are not third-party beneficiaries of, and should not rely upon, such representations and warranties in the Note Agreement.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On August 31, 2017, the Company issued a press release relating to the entry into the Note Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company or the Operating Partnership under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit
10.1	Note and Guarantee Agreement, dated as of August 31, 2017, by and among Education Realty Operating Partnership, LP, Education Realty Trust, Inc. and the purchasers named therein
99.1	Press release dated August 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: August 31, 2017	By:	/s/ Edwin B. Brewer, Jr.
Edwin B. Brewer, Jr.
Executive Vice President and Chief Financial Officer

EDUCATION REALTY OPERATING PARTNERSHIP, LP

By: Education Realty OP GP, Inc., its general partner

Date: August 31, 2017	By:	/s/ Edwin B. Brewer, Jr.
Edwin B. Brewer, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Note and Guarantee Agreement, dated as of August 31, 2017, by and among Education Realty Operating Partnership, LP, Education Realty Trust, Inc. and the purchasers named therein
99.1	Press release dated June August 31, 2017